Exhibit 99

                              FOR IMMEDIATE RELEASE
                              ---------------------

                       ALL AMERICAN SEMICONDUCTOR REPORTS
                    FOURTH QUARTER AND YEAR-END 2003 RESULTS

                  Third Sequential Quarterly Increase in Sales
                  --------------------------------------------

                   Eighth Consecutive Quarter of Profitability
                   -------------------------------------------

Miami, FL - March 16, 2004 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the quarter and year ended December 31, 2003.

Net sales for the fourth quarter of 2003 increased 13% to $86.9 million, from $77.0 million for the same period of 2002, and up 5% sequentially from the third quarter of 2003. Income from operations was $1.2 million for the fourth quarter of 2003, up significantly from $701,000 for the fourth quarter of 2002. Net income was $245,000 or $.06 per share (diluted) for the fourth quarter of 2003, compared to net income of $7,000 or $.00 per share (diluted) for the same period of 2002.

Net sales for 2003 were $311.5 million, compared to net sales for 2002 of $332.0 million. Income from operations was $3.6 million for 2003, compared to $4.1 million for 2002. Net income was $546,000 or $.14 per share (diluted) for 2003, compared to $564,000 or $.15 per share (diluted) excluding other income for the year ended December 31, 2002. Net income for 2002 was $1.9 million or $.49 per share (diluted) after including other income of $1.3 million on an after-tax basis that primarily relates to a partial payment in settlement of an accounts receivable that had been written off in 2001. All American's management believes that the comparison of net income and earnings per share (diluted) for 2003 and 2002 excluding other income on an after-tax basis in 2002 more clearly reflects, and allows for a better understanding of the difference in, its operating results for 2003 and 2002 since the other income item is unusual in nature and is not likely to reoccur. See "Supplemental Disclosure - Net Income Reconciliation" table.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "We were pleased to report modest profitability throughout each of the quarters of 2003 notwithstanding the very difficult market conditions. The fourth quarter of 2003 represented our eighth consecutive quarter of profitability. The fourth quarter also represented our third sequential quarterly increase in sales and we are encouraged by the improved strength in booking activity that started in September and has continued through the first two months of 2004. As a result of our booking activity, our backlog has been growing every month since September."

"We begin 2004 with more optimism than we have had over the past few years. Industry associations and analysts appear to be in agreement that sales of electronics components are on the rise. Prices from our suppliers are firming and in some instances increasing. Many of our suppliers are reporting that lead times have stretched out. After three years of excess availability, this is another positive indicator for our industry. As a result, we are increasing our inventory to support our growing customer backlog."

Mr. Goldberg continued, "To address the ongoing trend for business to transfer offshore, we have been continuing our efforts to expand our operations in Asia and Europe. Although we face new challenges in the increasingly global marketplace of today, we have been diligent at addressing the issues. We are confident that All American is well positioned within our industry and that, as conditions further improve, our continued commitment to our strategies will result in enhanced returns to our shareholders in future periods."

All American is recognized as the nation's 4th largest distributor of semiconductors and the 10th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America, as well as operations in both Asia and Europe.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our bookings, sales, markets (including expansion of operations in Asia and Europe), future operating results, available cash flow, growth or otherwise makes statements about strengthening of or positive signals with respect to market conditions and business activity, the possibility of an industry recovery being underway or the Company's positioning resulting in enhanced returns to shareholders, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: the recent improvements in market conditions and business activity with respect to the broad-based industry downturn which resulted in the decline in demand for electronic components and excess customer inventory failing to continue and/or further improve; a failure of the general economy to continue to improve; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business and marketing strategies, including those outside North America and particularly in Asia; an increase in the allowance for doubtful accounts receivable and bad debts or write-offs of accounts receivable as a result of an adverse change in the financial condition of one or more of the Company's customers or the estimate made by the Company of the level of allowance for doubtful accounts based primarily on historical assumptions proving to be inadequate; write-offs of inventory arising from customers returning inventory or canceling orders or the devaluation of inventory as a result of adverse market conditions; a reduction in the Company's development of new customers, existing customer demand as well as the level of demand for products of its customers; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; price erosion in and price competition for products sold by the Company; difficulty in the management and control of expenses; the inability of the Company to generate revenue commensurate with the level of personnel and size of its infrastructure; price decreases on inventory that is not price protected; decreases in gross profit margins, including decreasing margins resulting from the Company being required to have aggressive pricing programs and/or increases in the costs of goods; an increasing number of low-margin, large volume transactions; increased competition from third party logistics and fulfillment companies, e-brokers and other Internet providers through the use of the Internet as well as from its traditional competitors; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations, including increasing inventory to support growing customer backlog and increasing accounts receivable arising from growth in net sales, and to repay the Company's subordinated debentures at maturity; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the inability of the Company to continue to enhance its service capabilities and the timing and cost thereof; the failure to achieve acceptance of or to grow in all or some of the new technologies that have been or are being supported by the Company; an increase in interest rates; the adverse impact of any product liability or warranty claims or intellectual property claims; the impact from changes in accounting rules; the adverse impact of terrorism on the economy; and the other risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                            (see accompanying tables)

                        ALL AMERICAN SEMICONDUCTOR, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars in thousands
 except per share amounts)

                                                Quarters                       Years
                                              (Unaudited)
Periods Ended December 31                 2003           2002           2003            2002
--------------------------------------------------------------------------------------------
Net Sales                           $   86,923     $   76,985     $  311,529      $  332,047
                                    ==========     ==========     ==========      ==========

Income from Operations              $    1,154     $      701     $    3,620      $    4,088
                                    ==========     ==========     ==========      ==========

Net Income (1)                      $      245     $        7     $      546      $    1,883
                                    ==========     ==========     ==========      ==========

Earnings Per Share (1):
  Basic                                 $  .07         $  .00         $  .14          $  .49
                                        ======         ======         ======          ======

  Diluted                               $  .06         $  .00         $  .14          $  .49
                                        ======         ======         ======          ======

Average Shares:
  Basic                              3,760,001      3,833,218      3,793,347       3,849,553
                                     =========      =========      =========       =========

  Diluted                            3,988,754      3,833,571      3,882,199       3,850,002
                                     =========      =========      =========       =========

(1) The year ended December 31, 2002 includes $1,319,000 on an after-tax basis of Other Income primarily related to a partial payment in settlement of an accounts receivable that had been written off in 2001.

---------

                        ALL AMERICAN SEMICONDUCTOR, INC.
               SUPPLEMENTAL DISCLOSURE - NET INCOME RECONCILIATION
                                   (Unaudited)
(Dollars in thousands
 except per share amounts)

Years Ended December 31                                                 2003            2002
--------------------------------------------------------------------------------------------
Net Income, as Reported                                           $      546      $    1,883

Other Income - Net                                                         -          (2,220)

Income Tax Provision                                                       -             901
                                                                  ----------      ----------

Net Income, as Adjusted                                           $      546      $      564
                                                                  ==========      ==========


Earnings Per Share (Diluted), as Reported                             $  .14          $  .49

Other Income - Net                                                         -            (.57)

Income Tax Provision                                                       -             .23
                                                                      ------          ------

Earnings Per Share (Diluted), as Adjusted                             $  .14          $  .15
                                                                      ======          ======

                                      # # #
CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x1417